Exhibit 10.20

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [      ] 2023, by and between Rhodium Enterprises, Inc., a Delaware corporation (“Rhodium”) and [    ] (“Investor”).

WHEREAS, Rhodium and SilverSun Technologies, Inc. (“SilverSun”), Rhodium Enterprises Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of SilverSun (“Merger Sub I”), and Rhodium Enterprises Acquisition LLC, a Delaware limited liability company and direct wholly owned subsidiary of SilverSun (“Merger Sub II” and, together with SilverSun and Merger Sub I, the “SilverSun Entities”), entered into that certain Agreement and Plan of Merger, dated as of September 29, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”);

WHEREAS, upon the terms and subject to the conditions set forth in the Merger Agreement, among other things, (i) Merger Sub I shall be merged with and into Rhodium (the “First Merger”), resulting in Rhodium existing as the surviving company of the First Merger, and (ii) immediately following the First Merger, Rhodium shall be merged with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), resulting in Merger Sub II existing as the surviving company of the Second Merger (the “Surviving Company”) and as a direct wholly owned subsidiary of SilverSun;

WHEREAS, upon consummation of the Mergers, SilverSun will change its name to Rhodium Enterprises, Inc. (the “Combined Company”);

WHEREAS, upon consummation of the Mergers, it is expected that the holders of the Class A common stock of Rhodium, the Class B common stock of Rhodium and securities of Rhodium that are exercisable for or convertible into shares of Class A common stock of Rhodium immediately prior to the First Effective Time (as defined in the Merger Agreement) will receive approximately 96.8% of the combined voting power of Combined Company common stock (the “Combined Company Common Stock”);

WHEREAS, upon consummation of the Mergers, Imperium Investment Holdings LLC, a Wyoming limited liability company and the existing holder of 100% of Rhodium’s Class B common stock, will hold 100% of the Class B common stock of the Combined Company (the “Combined Company Class B Common Stock”);

WHEREAS, following consummation of the Mergers, the SilverSun’s Board of Directors (the “SilverSun Board”) will have the power to issue authorized shares of a new class of common stock of the Combined Company, Class A common stock, par value $0.0001 per share (the “New Class A Shares”), which will replace the existing common stock of SilverSun upon the consummation of the Mergers and be approved for listing on Nasdaq pursuant to Nasdaq Listing Rules 5635 upon the closing of the Mergers (the “Merger Closing”), subject only to official notice of issuance;

WHEREAS, upon consummation of the Mergers, the Combined Company will assume the rights and obligations of Rhodium under this Agreement;

WHEREAS, concurrently with the execution of this Subscription Agreement, Rhodium Industries LLC, a wholly owned subsidiary of Rhodium (“Buyer”), [     ] (“Seller”), and Rhodium are entering into that certain International Sales Contract (the “International Sales Contract”), pursuant to which Seller shall sell certain products identified therein (the “Products”) for a total value of Eleven Million Nine Hundred Sixty Five Thousand Eight Hundred and 00/100s Dollars ($11,965,800.00) (the “Subscription Price”); and

WHEREAS, in connection with the International Sales Contract, Investor desires to subscribe for and purchase New Class A Shares, for an aggregate purchase price equal to the Subscription Price (the “Committed Shares”) in exchange for the Products, and Rhodium desires to sell to Investor the Committed Shares in exchange for the Products, on the terms and subject to the conditions set forth in this Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions set forth herein, and intending to be legally bound hereby, each of Investor and Rhodium acknowledges and agrees as follows:

1. Subscription; Investor Ownership Cap.

(a) Investor hereby agrees to subscribe for and purchase the Committed Shares on the terms and subject to the conditions provided for herein. Investor acknowledges and agrees that, as a result of the consummation of the Mergers, the Committed Shares that will be issued pursuant hereto shall be New Class A Shares.

(b) In consideration for Investor’s agreement hereunder, the SilverSun Board shall have caused the Combined Company, as the party assuming the rights and obligations of Rhodium under this Agreement following the Merger Closing, to issue on the Closing Date (as defined below) a number of New Class A Shares, which is determined by dividing (x) the Subscription Price by (y) the Closing VWAP (the “Committed Shares”), subject to adjustment as provided in Section 1(d) below. Notwithstanding anything to the contrary herein, no fraction of a New Class A Share will be issued pursuant to this Section 1(b), and if Investor (or its permitted assigns) would otherwise be entitled to a fraction of a New Class A Share, the number of Committed Shares to be issued to Investor (or its permitted assigns) will instead be rounded down to the nearest whole New Class A Share, without payment in lieu of such fractional New Class A Share.

(c) For purposes of this Subscription Agreement, the following terms will have the meaning specified below.

(i) “Adjustment Period” means the thirty (30) consecutive Trading Day period beginning on the date on which the New Class A Shares begin trading on the Stock Exchange following the Merger Closing.

(ii) “business day” means a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York or governmental authorities are authorized or required by law to close.

(iii) “Commission” means the Securities and Exchange Commission.

(iv) “Closing VWAP” means the average of the VWAP of a New Class A Share, determined for each of the Trading Days during the Adjustment Period (as defined herein) (as adjusted for any stock split, reverse stock split or similar adjustment).

(v) “Stock Exchange” means the securities exchange or market, if any, on which the New Class A Shares are then listed.

(vi) “Trading Day” means any day on which (A) there is no VWAP Market Disruption Event and (B) trading in the New Class A Shares generally occurs on the Stock Exchange.

(vii) “VWAP” means, for any Trading Day, the per share volume weighted average price of the New Class A Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume weighted average price is unavailable, the market value of one New Class A Share on such Trading Day, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by Rhodium, subject to Investor’s prior written consent (which consent shall not be unreasonably withheld)).

(viii) “VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the Stock Exchange to open for trading during its regular trading session on such date or (B) the occurrence or existence, for more than a one half-hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the New Class A Shares or in any options contracts or futures contracts relating to the New Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

(d) In the event Investor’s acquisition of the Committed Shares would result in Investor’s equity ownership of the Combined Company exceeding four point ninety-nine percent (4.99%) of the Combined Company’s New Class A Shares outstanding at the Closing (as defined below) (the “Investor Ownership Cap”), (i) the number of New Class A Shares issued on the Closing Date (as defined below) will be reduced to an amount equal to the number of New Class A Shares that meets but does not exceed the Investor Ownership Cap (the “Held Committed Shares”), and (ii) Seller will cancel the sale of the number of units of Products being sold under the International Sales Contract whose aggregate price exceeds the value of the Investor Ownership Cap; provided, however, that Buyer will buy a minimum of three thousand five hundred (3,500) units of Products (the “Committed Products”) and will pay cash for the portion of Committed Products whose aggregate price exceeds the value of the Investor Ownership Cap (the “Cash Payment Amount”). The Cash Payment Amount will be paid in equal monthly instalments over a period of twelve (12) months, with the first installment becoming payable at the end of the 45-day period following the day on which the Adjustment Period expires.

2. Closing.

(a) The issuance of the Held Committed Shares contemplated hereby (the “Closing”) shall occur on a specified date to be scheduled by Rhodium which shall not be later than the thirty-third (33rd) Trading Date following the Merger Closing (the “Closing Date”). Promptly following the Merger Closing, Rhodium shall notify Investor in writing of the Merger Closing and the anticipated Closing Date. On the Closing Date, subject to the Investor Ownership Cap, Rhodium shall have issued the Committed Shares to Investor and caused the Committed Shares to be registered in book entry form in the name of Investor on the Combined Company’s share register (which book entry records shall contain an appropriate notation concerning transfer restrictions of the Committed Shares, in accordance with applicable securities laws of the states of the United States and other applicable jurisdictions), and will provide to Investor evidence of such issuance from the Combined Company’s transfer agent. Prior to or at the Closing, Investor shall deliver to Rhodium a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 in forms reasonably satisfactory to Rhodium.

3. Closing Conditions.

The obligation of the parties hereto to consummate the issuance, purchase and sale of the Committed Shares pursuant to this Subscription Agreement is subject to the following conditions:

(a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Committed Shares or the transactions contemplated under this Subscription Agreement and the International Sales Contract, or any laws or regulations restraining or prohibiting the consummation of such transactions;

(b) the Merger Closing shall have occurred;

(c) (i) solely with respect to Investor’s obligation to purchase the Committed Shares pursuant to this Subscription Agreement, the representations and warranties made by Rhodium, and (ii) solely with respect to Rhodium’s obligation to close, the representations and warranties made by Investor, in each case, in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of such Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Mergers; and

(d) (i) solely with respect to Investor’s obligation to purchase the Committed Shares pursuant to this Subscription Agreement, Rhodium shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, and (ii) solely with respect to the Combined Company’s obligation to issue the Committed Shares pursuant to this Subscription Agreement, Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

4. Further Assurances.

At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the subscription and issuance of the Committed Shares, as applicable, as contemplated by this Subscription Agreement.

5. Representations and Warranties of Rhodium.

Rhodium represents and warrants to Investor that:

(a) It is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. It has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Merger Closing, the Combined Company will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

(b) Each of Merger Sub I and Merger Sub II is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Following the Merger Closing, the Surviving Company will have all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as then conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, the Surviving Company will be duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware.

(c) As of the Closing Date, the Combined Company will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

(d) As of the Closing Date, the Committed Shares will be duly authorized and, when issued and delivered to Investor against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Combined Company’s certificate of incorporation (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(e) This Subscription Agreement has been duly authorized, executed and delivered by Rhodium and, assuming this Subscription Agreement constitutes the valid and binding agreement of Investor, this Subscription Agreement is enforceable against Rhodium and its successors and assignees in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(f)   The issuance and sale by the Combined Company of the Committed Shares pursuant to this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Combined Company or any of its subsidiaries, successors or assignees pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Combined Company or any of its subsidiaries, successors or assignees is a party or by which the Combined Company or any of its subsidiaries, successors or assignees is bound or to which any of the property or assets of the Combined Company or any of its subsidiaries, successors or assignees is subject that would reasonably be expected to have a Material Adverse Effect (as defined below) or materially affect the validity of the New Class A Shares comprising the Committed Shares or the legal authority of the Combined Company or any of its subsidiaries, successors or assignees to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Combined Company or any of its subsidiaries, successors or assignees; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Combined Company or any of its subsidiaries, successors or assignees or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the New Class A Shares comprising the Committed Shares or the legal authority of the Combined Company or any of its subsidiaries, successors or assignees to comply in all material respects with its obligations under this Subscription Agreement. With respect to Rhodium, “Material Adverse Effect” means a material adverse effect on the financial condition, business, or results of operations of Rhodium or any of its subsidiaries, successors or assignees, taken as a whole.

(g) Neither the Combined Company nor any of its subsidiaries, successors or assignees will be required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the New Class A Shares comprising the Committed Shares pursuant to this Subscription Agreement, other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 11 of this Subscription Agreement, (iv) those required by The Nasdaq Stock Market LLC, including with respect to obtaining approval of the Combined Company’s stockholders, and (v) the failure of which to obtain would not (A) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (B) materially affect the validity of the New Class A Shares comprising the Committed Shares or the legal authority of the Combined Company or any of its subsidiaries, successors or assignees to comply in all material respects with its obligations under this Subscription Agreement.

(h) As of the date hereof, Rhodium has not received any written communication from a governmental authority that alleges that Rhodium is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not (A) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) materially affect the validity of the New Class A Shares comprising the Committed Shares or the legal authority of the Combined Company or any of its subsidiaries, successors or assignees to comply in all material respects with its obligations under this Subscription Agreement.

(i)   Assuming the accuracy of Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Committed Shares by the Combined Company to Investor.

(j)   Neither the Combined Company nor any person acting on its behalf has offered or sold the Committed Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(k) Neither Rhodium nor the Combined Company is under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares.

(l)   Rhodium has, since its date of incorporation, conducted its business in material compliance with all applicable laws.

(m) Rhodium is not, and after giving effect to the transactions completed under this Agreement, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) Rhodium has provided a copy of this Agreement and the International Sales Contract to SilverSun and SilverSun has given its written consent to Rhodium entering into this Agreement.

6. Investor Representations and Warranties.

Investor represents and warrants to Rhodium that:

(a) Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), (iii) is not an underwriter (as defined in Section 2(a)(11) of the Securities Act) and is aware that the offer and sale of the Committed Shares pursuant to this Subscription Agreement is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Committed Shares only for its own account and not for the account of others, or if Investor is subscribing for the Committed Shares as a fiduciary or agent for one or more investor accounts, Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Committed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Investor is not an entity formed for the specific purpose of acquiring the Committed Shares. Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. Accordingly, Investor understands that the offering of the Committed Shares pursuant to this Subscription Agreement meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).

(b) Investor is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the transactions contemplated by this Subscription Agreement and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Investor has determined based on its own independent review and such professional advice as it deems appropriate that Investor’s purchase of the Committed Shares and participation in the transaction (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under Investor’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which it is bound and (v) are a fit, proper and suitable investment for Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares. Investor is able to bear the substantial risks associated with its purchase of the Committed Shares, including, but not limited to, loss of its entire investment therein.

(c) Investor acknowledges and agrees that the Committed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Committed Shares have not been registered under the Securities Act and that Rhodium, the Surviving Company and the Combined Company are not required to register the Committed Shares except as set forth in Section 7 of this Subscription Agreement. Investor acknowledges and agrees that the Committed Shares may not be offered, resold, transferred, pledged (except in ordinary course prime brokerage relationships to the extent permitted by applicable law) or otherwise disposed of by Investor absent an effective registration statement under the Securities Act except (i) to the Combined Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Committed Shares shall contain a restrictive legend to such effect. Investor acknowledges and agrees that the Committed Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Committed Shares and may be required to bear the financial risk of an investment in the Committed Shares for an indefinite period of time. Investor acknowledges and agrees that the Committed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least six months from the date that the Combined Company issues the Committed Shares to the Investor. Investor shall not engage in hedging transactions with regard to the Committed Shares unless in compliance with the Securities Act. Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Committed Shares.

(d) Investor acknowledges and agrees that there have been no representations, warranties, covenants and agreements made to Investor by or on behalf of Rhodium, the Surviving Company, the Combined Company, any of their respective subsidiaries, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Rhodium expressly set forth in the International Sales Contract and the representations and agreements of Rhodium expressly set forth in Section 5 of this Subscription Agreement or any public filings by any SilverSun Entity with the SEC.

(e) Investor acknowledges and agrees that Investor has had an adequate opportunity to review such financial and other information about Rhodium, the Surviving Company, SilverSun, their respective subsidiaries and their respective affiliates as Investor deems necessary to make an informed investment decision with respect to the Committed Shares, including, with respect to Rhodium, the Mergers and the business of Rhodium and its subsidiaries. Investor acknowledges that certain information received regarding Rhodium and SilverSun was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections. Investor acknowledges and agrees that Investor: (a) has conducted its own investigation of Rhodium, the Surviving Company, and SilverSun and has not relied on any statements or other information provided by any third parties concerning Rhodium, the Surviving Company, SilverSun or the offer and sale of the Committed Shares; (b) has had access to, and an adequate opportunity to review, financial and other information as it deems necessary to make a decision to purchase the Committed Shares; (c) has been offered the opportunity to ask questions of Rhodium and received answers thereto, including on the financial information, as it deemed necessary in connection with its decision to purchase the Committed Shares; and (d) has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Committed Shares.

(f)   Investor became aware of this offering of the Committed Shares solely by means of direct contact between Investor and Rhodium, and the Committed Shares were offered to Investor solely by direct contact between Investor and Rhodium. Investor did not become aware of this offering of the Committed Shares, nor were the Committed Shares offered to Investor, by any other means. Investor acknowledges that the Committed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g) Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Committed Shares, including those set forth in SilverSun’s filings with the Commission. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Committed Shares, and Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision. Investor is able to fend for itself in the transactions contemplated herein, has exercised its independent judgment in evaluating its investment in the Committed Shares, is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision. Investor acknowledges that Investor shall be responsible for any of Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither Rhodium nor the Surviving Company nor SilverSun has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(h) Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Committed Shares or made any findings or determination as to the fairness of such offering.

(i)   Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(j)   The execution, delivery and performance by Investor of this Subscription Agreement are within the powers of Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Investor is a party or by which Investor is bound, and will not violate any provisions of Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming this Subscription Agreement constitutes the valid and binding agreement of Rhodium and its successors and assignees, this Subscription Agreement constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(k) Neither Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is: (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Investor represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it.

(l)   Investor acknowledges and agrees that, although its representations and warranties set forth in this Subscription Agreement have been made to Rhodium, both the Surviving Company and the Combined Company, as third party beneficiaries of this Subscription Agreement, are entitled to rely upon, and in fact have relied upon and will rely upon, Investor’s representations and warranties set forth in this Subscription Agreement.

7. Registration Rights.

(a) The Combined Company shall use commercially reasonable efforts within thirty (30) business days following the Closing Date (such deadline, the “Initial Filing Deadline”), to submit or file with the Commission (at the Combined Company’s sole cost and expense), a registration statement on Form S-1 or Form S-3 (if the Combined Company is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Held Committed Shares (the “Registrable Shares”). The Combined Company shall have the Registration Statement declared effective as soon as practicable after the filing thereof.

(b) Notwithstanding anything to the contrary herein, the Combined Company’s obligations to include any Registrable Shares in a Registration Statement are contingent upon Investor furnishing in writing to the Combined Company such information regarding Investor or its permitted assigns, the securities of the Combined Company held by Investor and the intended method of disposition of such Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by the Combined Company to effect the registration of such Registrable Shares at least five (5) business days in advance of the expected filing date of the applicable Registration Statement, and Investor shall execute such documents in connection with such registration as the Combined Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Combined Company shall be entitled to postpone and suspend the effectiveness or use of such Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided, that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. Notwithstanding the foregoing, if the Commission prevents the Combined Company from including any or all of the Registrable Shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Registrable Shares which is equal to the maximum number of Registrable Shares as is permitted to be registered by the Commission. In such event, the number of Registrable Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event the Combined Company amends the Registration Statement in accordance with the foregoing, the Combined Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Shares that were not registered on such initial Registration Statement, as so amended. For as long as Investor holds Registrable Shares, the Combined Company will use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable Investor to resell the Registrable Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to Investor).

(c) The Combined Company shall cover the out-of-pocket expenses (the “Registration Expenses”) in connection with preparing and filing each applicable Registration Statement, including, without limitation: (i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Committed Shares are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Registrable Shares); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Combined Company; and (v) reasonable fees and disbursements of all independent registered public accountants of the Combined Company incurred specifically in connection with such Registration Statement. It is acknowledged by Investor that Investor shall bear all incremental selling expenses allocable to the sale of Registrable Shares, such as Investor’s portion of the underwriters’ commissions and discounts, brokerage fees, and underwriter marketing costs and all fees and expenses of any legal counsel representing Investor. The Combined Company shall:

(i)   except for such times as the Combined Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Combined Company determines to obtain, continuously effective with respect to Investor until the earlier of the following: (A) Investor ceases to hold any Registrable Shares; (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Combined Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); and (C) two (2) years from the date of effectiveness of the Registration Statement (the period of time during which the Combined Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”);

(ii) during the Registration Period, advise Investor, as expeditiously as practicable and, in any event, within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by the Combined Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Combined Company shall not, when so advising Investor of such events, provide Investor with any material, nonpublic information regarding the Combined Company other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding the Combined Company;

(iii) during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) during the Registration Period, upon the occurrence of any event contemplated in Section 7(c)(ii)(4) of this Subscription Agreement, except for such times as the Combined Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Combined Company shall use its commercially reasonable efforts to prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on the Stock Exchange;

(vi) during the Registration Period, use its commercially reasonable efforts to allow Investor to review disclosure regarding Investor in any Registration Statement; and

(vii) during the Registration Period, use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Shares required hereby.

(d) Notwithstanding anything to the contrary in this Subscription Agreement, the Combined Company shall be entitled to delay the filing or effectiveness of, or suspend the use of, a Registration Statement if it determines that in order for such Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) the negotiation or consummation of a transaction by the Combined Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Combined Company Board reasonably believes would require additional disclosure by the Combined Company in such Registration Statement of material information that the Combined Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in such Registration Statement would be expected, in the reasonable determination of the Combined Company Board, to cause such Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of the members of the Combined Company Board, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to the Combined Company and the majority of the members of the Combined Company Board concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”). Upon receipt of any written notice from the Combined Company of the happening of any Suspension Event during the period that a Registration Statement is effective or if as a result of a Suspension Event a Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Investor receives copies of a supplemental or amended prospectus (which the Combined Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Combined Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Combined Company unless otherwise required by law or subpoena. If so directed by the Combined Company, Investor will deliver to the Combined Company or, in Investor’s sole discretion, destroy all copies of the prospectus covering the Registrable Shares in Investor’s possession; provided, however, this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Investor is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

8. Termination.

Subject to the provisions of this Section 8, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of: (a) such date and time as the Merger Agreement is terminated in accordance with its terms without the Mergers being consummated; (b) such date and time as the International Sales Contract is terminated in accordance with its terms; (c) prior to the Merger Closing, upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement; or (d) upon serving a written notice to terminate this Subscription Agreement by the Investor on June 30, 2023 or at any other time thereafter in the event that Merger Closing does not occur on or before June 30, 2023; provided, (i) if the SEC has approved the Mergers and both Rhodium and SilverSun, in good faith, continue to progress towards the Merger Closing, the Investor will allow for at least an additional fourteen (14) days from June 30, 2023 before serving a written notice to terminate this Subscription Agreement; and (ii) that nothing herein will relieve any party from liability for any breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. Rhodium shall notify Investor of any termination of the Merger Agreement promptly upon such termination.

9. Additional Covenants.

(a) Investor hereby agrees that, during the period beginning on the date of this Subscription Agreement and ending on the termination of this Subscription Agreement (if any), none of Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any Short Sales (as hereinafter defined) with respect to securities of the Combined Company prior to the Closing Date. For purposes of this Section 9(a), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Investor that have no knowledge of this Subscription Agreement or of Investor’s participation in the transactions contemplated by this Subscription Agreement (including Investor’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Committed Shares covered by this Subscription Agreement.

10. Miscellaneous.

(a) Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(b) Rhodium, the Surviving Company and the Combined Company may request from Investor such additional information reasonably necessary to evaluate the eligibility of Investor to acquire the Committed Shares and in connection with the inclusion of the Committed Shares in the Registration Statement, and Investor shall promptly provide such information as may reasonably be requested. Investor acknowledges that SilverSun may file a copy of this Subscription Agreement with the Commission as an exhibit to a current or periodic report or a registration statement of SilverSun.

(c) Investor acknowledges that the Combined Company, along with Rhodium’s successors and assignees, and the Surviving Company, as a third party beneficiary of this Subscription Agreement, will rely on the acknowledgments, understandings, agreements, representations and warranties of Investor contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify Rhodium if any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate. Each party hereto acknowledges and agrees that each purchase by Investor of Committed Shares will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notification) by Investor or Rhodium and Rhodium’s successors and assignees, as the case may be, as of the time of such purchase.

(d) Rhodium, the Surviving Company, the Combined Company, each of their respective successors and assignees, and Investor, are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(f)   This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 of this Subscription Agreement) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto), together with the International Sales Contract, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 10(c) of this Subscription Agreement with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and permitted assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)   Notwithstanding any other provision of this Subscription Agreement, this Subscription Agreement, including the rights, benefits or obligations hereunder, shall be assigned or transferred, by operation of law or otherwise, by Rhodium to the Combined Company following the Merger Closing, without the prior written consent of the Investor.

(j)   If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l)   The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that Rhodium shall be entitled to specifically enforce Investor’s performance of this Subscription Agreement and, following the Merger Closing, the Surviving Company and the Combined Company shall be entitled to specifically enforce the provisions of the Subscription Agreement of which they are express third party beneficiaries, including, without limitation, Investor’s provision of the In-Kind Contribution, in each case, on the terms and subject to the conditions set forth herein.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(L) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(n) THIS SUBSCRIPTION AGREEMENT, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(o) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(N).

(p) For the avoidance of doubt, the Surviving Company is a third party beneficiary of this Subscription Agreement and shall be entitled to enforce the terms and provisions of this Agreement. Following the Merger Closing, in the absence of any breach by the Surviving Company or the Combined Company of the terms of this Subscription Agreement, this Subscription Agreement may not be terminated pursuant to Section 8(c) of this Subscription Agreement without the prior written consent of the Combined Company, which the Combined Company may withhold at its discretion.

11. Press Releases and Other Public Communications; Filings.

(a) Prior to the Merger Closing, all press releases or other public communications or filings relating to the transactions contemplated hereby between Rhodium and Investor, and the method of the release for publication thereof, shall be subject to the prior approval of both Rhodium and Investor, which approval shall not be unreasonably withheld or conditioned; provided, that neither Rhodium nor Investor shall be required to obtain consent pursuant to this Section 11 to the extent any proposed release, statement or filing is substantially equivalent to the information that has previously been made public without breach of any obligation under this Section 11.

(b) From and after the Merger Closing, all press releases or other public communications or filings relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall be subject to the prior approval of both the Combined Company and Investor, which approval shall not be unreasonably withheld or conditioned; provided, that neither the Combined Company nor Investor shall be required to obtain consent pursuant to this Section 11 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of any obligation under this Section 11.

(c) The restriction in this Section 11 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or Stock Exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

12. Notices.

All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Investor, to the address provided on Investor’s signature page hereto.

If to Rhodium, to:

Rhodium Enterprises, Inc.
4146 W. U.S. Hwy 79
Rockdale, TX 76567
Attn: Legal Dept.

Email: legal@rhdm.com

If to the Surviving Company, to:

Rhodium Enterprises Acquisition LLC

4146 W. U.S. Hwy 79

Rockdale, TX 76567

Attn: Legal Dept.

If to SilverSun, to:

120 Eagle Rock Avenue

East Hanover, New Jersey 07936

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:

State/Country of Formation or Domicile:

By:

Name:
Title:
Name in which Committed Shares are to be registered
(if different):

Date:

Business Address-Street:
City, State, Zip:
Attn:
Telephone No.:

Mailing Address-Street (if different):
City, State, Zip
Attn:
Telephone No.:
Facsimile No.:

Aggregate Subscription Price:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, Rhodium has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

RHODIUM ENTERPRISES, INC.

By:
Name:	Chase Blackmon
Title:	Chief Executive Officer
Date:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF INVESTOR

A. QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B. INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1. ☐ We are an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act and have marked and initialed the appropriate box on the following indicating the provision under which we qualify as an “accredited investor.”

2. ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Investor and under which Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, savings and loan association or other institution, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if a bank, savings and loan association, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any corporation, Massachusetts or similar business trust, partnership, limited liability company, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended from time to time, in each case that was not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with total assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐ Any investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or registered pursuant to the laws of a state or is an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act;

☐ Any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ Any entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of $5,000,000. For purposes of this clause;

☐ Any family office, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, that (i) has assets under management in excess of $5,000,000; (ii) is not formed for the specific purpose of acquiring the Interests and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment;

☐ Any family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements of the above clause and whose prospective investment is directed by that family office who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment ; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.